Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated November 10, 2005, relating to the financial statements of PYR Energy Corporation appearing in the Annual Report on Form 10-KSB of PYR Energy Corporation for the years ended August 31, 2005 and 2004.




HEIN & ASSOCIATES LLP

Denver, Colorado
December 12, 2005